UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, Allied Nevada Gold Corp. (the “Company”) announced that Stephen M. Jones has been named as Executive Vice President and Chief Financial Officer of the Company, effective as of March 5, 2012.

Mr. Jones, age 53, served as Chief Financial Officer of EPM Mining Ventures Inc., a Canadian exploration stage potash development company, from May 2011 to August 2011 and as its President and Secretary from March 2010 to May 2011. Mr. Jones served as Senior Vice President and Chief Financial Officer of Katanga Mining Limited, a Canadian company with mining operations in the Democratic Republic of Congo, from June 2006 until December 2008. At Katanga Mining, Mr. Jones was responsible for the company’s overall finances, the marketing of the products, copper cathode and cobalt metal, and the corporate administrative functions. Prior to his time at Katanga Mining, Mr. Jones was a founding partner and member of Riverway Petroleum Partners, LLC., an oil and gas trading company from March 2003 until June 2006 where he developed the company’s business plan, acquired oil and gas transportation assets, and developed a domestic crude oil trade book. In addition to other positions, Mr. Jones has also worked for El Paso Corporation as its Senior Managing Director—Origination and Strategic Planning, Petroleum Markets from May 2001 to September 2002 and spent almost ten years (1991 – 2000) at Freeport McMoran Copper and Gold Inc., ultimately as its Senior Vice President and Chief Financial Officer.

Under the terms of an Employment Agreement between Mr. Jones and the Company, dated March 5, 2012, including the exhibits thereto, and attached hereto as Exhibit 10.1 and the Offer Letter dated February 6, 2012 by the Company to Mr. Jones, attached hereto as Exhibit 10.2 (together, the “Employment Agreement”), Mr. Jones will receive an annual base salary of $350,000. He will be eligible for an annual cash bonus upon achievement of performance targets set by the Company’s Board of Directors from time to time, with a target award of 50% of base salary. In addition, subject to Board approval, Mr. Jones will be granted an award of 30,000 performance share units, vesting ratably over three years. In the event Mr. Jones is terminated without cause, he would be entitled to receive an amount equal to one year of annual base salary and target bonus and in the event he is terminated in connection with a change in control of the Company, he would be entitled to receive an amount equal to two years of annual base salary and target bonus. The description of the Employment Agreement in this Form 8-K is qualified entirely by reference to the Employment Agreement, which is incorporated herein by reference.

A copy of the press release issued by the Company announcing Mr. Jones’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Jones is succeeding Hal Kirby, who announced his decision to resign as Chief Financial Officer of the Company on March 5, 2012. Under the terms of a letter agreement dated March 5, 2012 between the Company and Mr. Kirby attached hereto as Exhibit 10.3 (the “Letter Agreement”), Mr. Kirby will be on a paid leave of absence until March 31, 2013, during which time he will fulfill the role of Executive Vice President of Finance of the Company. Mr.

Kirby will be paid his current rate of base pay until March 31, 2013 and will not be entitled to receive a merit increase or a cash bonus for 2012 or 2013. The terms of Mr. Kirby’s compensation during his paid leave of absence are qualified entirely by reference to the Letter Agreement, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement, between Allied Nevada Gold Corp. and Stephen Jones, dated March 5, 2012

10.2	Offer Letter dated February 6, 2012 by Allied Nevada Gold Corp. to Stephen Jones

10.3	Letter Agreement between Allied Nevada Gold Corp. and Hal D. Kirby dated March 5, 2012

99.1	Press release of Allied Nevada Gold Corp. dated March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allied Nevada Gold Corp.

Dated: March 9, 2012	By:	/s/ Scott Caldwell
Scott Caldwell President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, between Allied Nevada Gold Corp. and Stephen Jones, dated March 5, 2012

10.2	Offer Letter dated February 6, 2012 by Allied Nevada Gold Corp. to Stephen Jones

10.3	Letter Agreement between Allied Nevada Gold Corp. and Hal D. Kirby dated March 5, 2012

99.1	Press release of Allied Nevada Gold Corp. dated March 6, 2012.

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